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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-A

                           -----------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               GETTY IMAGES, INC.
                           -----------------------------
             (Exact name of Registrant as specified in its charter)

              Delaware                                      98-0177556
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(Jurisdiction of incorporation or organization)          (I.R.S. Employer
                                                        Identification No.)

   500 North Michigan Avenue, Suite 1700
           Chicago, Illinois                                    60611
-----------------------------------------------   ----------------------------
  (Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                       None
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                                (Title of class)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:

                                   333-38777
                           -----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

               Shares of Common stock, par value $0.01 per share
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                              (Title of class)



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                                        2

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The Registrant hereby incorporates by reference the description of the common stock, par value $0.01 per share (the "Common Stock"), of the Registrant registered hereby set forth under the heading "Description of Getty Images Capital Stock" in the Prospectus included in its Registration Statement on Form S-4 (No. 333-38777), as amended (the "Registration Statement").


Item 2.   EXHIBITS.

          The following exhibits are filed herewith (or incorporated herein by reference):

          1. The information under the captions "Description of Getty Images Capital Stock", "Comparison of Rights of Shareholders of Getty Communications and Stockholders of PhotoDisc", "Comparison of Rights of Shareholders of PhotoDisc and Stockholders of Getty Images" and "The Transactions - Certain Income Tax Considerations" in the prospectus contained in the Registration Statement on Form S-4 of Getty Images, Inc. (No. 333-38777), as amended (incorporated by reference).

          2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-38777).

          3. Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-38777).

          4. Specimen of the Certificate representing shares of Common Stock, par value $.01 per share, of Getty Images, Inc.



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                                      SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 GETTY IMAGES, INC.
                                                 (Registrant)


                                                 By:    /s/ Mark Getty
                                                        -----------------------
                                                 Name:      Mark Getty
                                                 Title:     President

Date: February 9, 1997


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                                    EXHIBIT INDEX


                                                           Sequentially
Exhibit No.                                                Numbered Page
-----------                                                --------------

1.        The information under the captions
          "Description of Getty Images Capital
          Stock", "Comparison of Rights of Shareholders of Getty Communications and Stockholders of PhotoDisc", "Comparison of Rights of Shareholders of PhotoDisc and Stockholders of Getty Images" and "The Transactions - Certain Income Tax
          Considerations" in the prospectus contained in the Registration Statement on Form S-4 of Getty
          Images, Inc. (No. 333-38777), as amended
          (incorporated by reference).

2.        Amended and Restated Certificate
          of Incorporation of the Registrant
          (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-38777).

3.        Bylaws of the Registrant (incorporated
          by reference to Exhibit 3.2 to
          Registration Statement No. 333-38777).

4.        Specimen of the Certificate representing
          shares of Common Stock, par value $.01 per
          share, of Getty Images, Inc.                             5